Exhibit 99.1

GENERAL RELEASE OF CLAIMS

I, Jon Garfield, hereby grant this General Release of Claims (“Release”) to Blue Water Biotech, Inc. (the “Company)” and each of its direct and indirect subsidiaries and affiliates (collectively, the “Group”) together with their respective officers, directors, partners, shareholders, employees, agents, attorneys, insurers, and their respective successors (with the Company and the Group, the “Releasees”).

1. As used in this Release, the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses, and liabilities, of whatsoever kind or nature, in law, in equity, or otherwise. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in my Employment Agreement, dated February 23, 2022, with the Company (the “Employment Agreement”).

2. For and in consideration of the Severance Benefits (defined below), and other good and valuable consideration, I, for and on behalf of myself and my heirs, administrators, executors, and assigns, effective the date on which this release becomes effective pursuant to its terms (the “Effective Date”), do fully and forever release, remise, and discharge, the Releasees, from any and all claims whatsoever up to the date hereof, that I had, may have had, or now have against the Releasees, for or by reason of any matter, cause, or thing whatsoever, including any claim arising out of or attributable to my employment or the termination of my employment with the Company, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, unjust dismissal, defamation, libel, or slander, or under any federal, state, or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, or sexual orientation. This Release includes, but is not limited to, all claims arising under the Title VII of the Civil Rights Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Family Medical Leave Act, the Employee Retirement Income Security Act, the Sarbanes-Oxley Act of 2002, federal and state securities laws, and rules promulgated thereunder, the California Fair Employment and Housing Act, the California Unfair Practices Act, the California Family Rights Act, the California Labor Code (including, but not limited to Labor Code sections 132a, 2699 et seq and 4554), all as they have or may be amended, and any other applicable laws, each as may be amended from time to time, and all other federal, state, and local laws, the common law, and any other purported restriction on an employer’s right to terminate the employment of employees. This Release is intended to be a general release of any and all claims to the fullest extent permissible by law. By executing this Release, I specifically release all claims relating to my employment and its termination under ADEA, a United States federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefit plans.

3. For the avoidance of doubt, I expressly release the Releasees from, and waive, any claim to payment of any severance benefits under my Employment Agreement. I further agree that the end of my employment shall be considered a “Termination by Executive Without Good Reason” under Section 7(g) of my Employment Agreement for all purposes, including the determination of my rights under the Blue Water Biotech, Inc. Second Amended and Restated 2022 Equity Incentive Plan.

4. I agree that, in exchange for my resigning my employment with the Company effective October 4, 2023, and my agreement to this Release, the Company shall pay me the gross sum of $72,500.00 (Seventy-Two Thousand Five Hundred Dollars, less deductions applicable to wages within seven (7) days after the Effective Date (“Severance Benefits”).

5. I acknowledge and agree that as of the date I execute this Release, I have no knowledge of any facts or circumstances that give rise or could give rise to any claims under any of the laws listed in the paragraph “2” of this Release.

6. Notwithstanding any provision of this Release to the contrary, by executing this Release, I am not releasing (i) any claims that cannot be waived by law, or (ii) my right of indemnification as provided by, and in accordance with the terms of, the Company’s by-laws or a Company insurance policy providing such coverage, as any of such may be amended from time to time.

7. I expressly acknowledge and agree that I –

●	Am able to read the language, and understand the meaning and effect, of this Release;

●	Have no physical or mental impairment of any kind that has interfered with my ability to read and understand the meaning of this Release or its terms, and that I am not acting under the influence of any medication, drug, or chemical of any type in entering into this Release;

●	Am specifically agreeing to the terms of the release contained in this Release because the Company has agreed to pay me the Severance Benefits in consideration for my agreement to accept it in full settlement of all possible claims I might have or ever had, and because of my execution of this Release;

●	Acknowledge that, but for my execution of this Release, I would not be entitled to the Severance Benefits;

●	Have not relied upon any representation or statement not set forth in this Release or my Employment Agreement made by the Company or any of its representatives;

●	Was advised to consult with my attorney regarding the terms and effect of this Release; and

●	Have signed this Release knowingly and voluntarily.

8. I represent and warrant that I will not file, a complaint, charge, or lawsuit against any Releasee regarding any of the claims released herein. If, notwithstanding this representation and warranty, I have filed or file such a complaint, charge, or lawsuit, I agree that I shall cause such complaint, charge, or lawsuit to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such complaint, charge, or lawsuit, including without limitation the attorneys’ fees of any Releasee against whom I have filed such a complaint, charge, or lawsuit. This paragraph shall not apply, however, to a claim of age discrimination under Age Discrimination in Employment Act or to any non-waivable right to file a charge with the United States Equal Employment Opportunity Commission (the “EEOC”), the United States Department of Labor, any state employment practices agency, any state labor regulator, the U.S. Securities & Exchange Commission, or the United States Department of Justice (each a “Governmental Entity”); provided, however, that if the EEOC were to pursue any claims relating to my employment with Company, I agree that I shall not be entitled to recover any monetary damages or any other remedies or benefits as a result and that this Release and the Severance Benefits will control as the exclusive remedy and full settlement of all such claims by me.

9. I agree to refrain from making any statement or taking any action, directly or indirectly, that harms, impairs, impugns, interferes with, undermines or criticizes the Company, the Group, and/or their business interests, reputation, or goodwill.

10. Nothing in this Release, or in Sections “8” or “9” of this Release, shall prohibit or impede me from communicating, cooperating or filing a complaint with any Governmental Entity with respect to possible violations of any federal, state, or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case, such communications and disclosures are consistent with applicable law.

11. I understand and acknowledge that an individual shall not be held criminally or civilly liable under the Federal Defend Trade Secrets Act, or any federal or state trade secret law, for the disclosure of a trade secret that is made (a) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. I understand and acknowledge further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Except as otherwise provided in this paragraph or under applicable law, under no circumstance am I authorized to disclose any information covered by the Company’s attorney-client privilege or attorney work product, or the Company’s trade secrets, without the prior written consent of the Company’s Chief Executive Officer or another executive officer designated by the Board. I do not need the prior authorization of (or to give notice to) any member of the Company Group regarding any communication, disclosure, or activity permitted by this paragraph.

12. The provisions of this Release shall be binding upon my heirs, executors, administrators, legal personal representatives, and assigns. If any provision of this Release shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect. The illegality or unenforceability of such provision, however, shall have no effect upon and shall not impair the enforceability of any other provision of this Release.

13. EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH FEDERAL LAW AND THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS. I HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE.

14. This Release contains the entire agreement among me, the Company, and the Group with respect to its subject matter. This Release may not be orally modified. A facsimile, electronic or .pdf signature shall be considered an original for purposes of this Release.

IN WITNESS WHEREOF, I have executed this General Release of Claims on the respective date set forth below.

/s/ Jon Garfield
Jon Garfield

Date: October 5, 2023

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